Exhibit 23.4

Consent of Independent Auditors

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-215229 on Form S-3 and related Prospectus of Hannon Armstrong Sustainable Infrastructure Capital, Inc. for the registration of shares of its common stock, shares of its preferred stock, depositary shares, debt securities, warrants, and rights, of our report dated March 17, 2017, relating to the consolidated financial statements of Buckeye Wind Energy Class B Holdings LLC and Subsidiaries as of and for the years ended December 31, 2016 and 2015 appearing in the Annual Report on Form 10-K/A of Hannon Armstrong Sustainable Infrastructure Capital, Inc. for the year ended December 31, 2016, and to the reference to us under the heading “Experts” in this Post-Effective Amendment No. 1 to Registration Statement No. 333-215229 on Form S-3 and the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

August 4, 2017

Exh. 23.4-1